UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 21, 2008

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Termination of a Material Definitive Agreement.

On November 21, 2008, LandAmerica Financial Group, Inc. (“LandAmerica”) received notice from Fidelity National Financial, Inc. (“Fidelity”) informing LandAmerica that Fidelity has terminated the Agreement and Plan of Merger, dated as of November 7, 2008, by and among LandAmerica, Fidelity, and a wholly-owned merger sub of Fidelity (the “Merger Agreement”), pursuant to the termination provision in the Merger Agreement which permitted Fidelity to terminate the Merger Agreement on or before 5:00 p.m. Pacific Standard Time on November 21, 2008 based on its due diligence investigation of LandAmerica.  No termination fee is payable by either party under the Merger Agreement.

A description of the Merger Agreement appears under the heading “The Merger Agreement” on the Current Report on Form 8-K filed with the Securities and Exchange Commission by LandAmerica on November 13, 2008 and is incorporated by reference herein.  The Merger Agreement attached thereto as Exhibit 2.1 is also incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

On November 21, 2008, LandAmerica Financial Group, Inc. (“LandAmerica”) issued a press release announcing that the merger agreement had been terminated.  A copy of the press release is attached hereto as Exhibit 99.1.

On November 24, 2008, LandAmerica 1031 Exchange Services, Inc. (“LES”), a wholly owned subsidiary of LandAmerica, sent a letter to its customers regarding its termination of operations.  A copy of the letter is attached hereto as Exhibit 99.2.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 7, 2008, among LandAmerica Financial Group, Inc., Fidelity National Financial, Inc. and Thanksgiving Corporation, incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed November 13, 2008

99.1	Press Release dated November 21, 2008

99.2	Letter dated November 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Michelle H. Gluck
Michelle H. Gluck
Executive Vice President and Chief Legal Officer

Date:  November 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 7, 2008, among LandAmerica Financial Group, Inc., Fidelity National Financial, Inc. and Thanksgiving Corporation, incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed November 13, 2008

99.1	Press Release dated November 21, 2008
99.2	Letter dated November 24, 2008

4